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                                              EXHIBIT 2
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
                    IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                    Smith Barney Fund Management LLC and Salomon Brothers Asset Management Inc. are
                                         investment advisors in accordance with
                                              Section 240.13d -1(b) (1)(ii)(E)

                    Each of the undersigned hereby affirms the identification and Item 3
                    Classification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.



                    Date: January 30, 2004


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                              Name:  Serena D. Moe
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary

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